EXHIBIT 23.3




SELLERS AND ANDERSEN, LLC                         941 East 3300 South, Suite 202
-------------------------
CERTIFIED  PUBLIC  ACCOUNTANTS AND
       BUSINESS CONSULTANTS                        Salt Lake  City,  Utah  84106
Member  SEC  Practice  Section  of  the  AICPA           Telephone  801 486-0096
                                                               Fax  801 486-0098



CONSENT  OF  INDEPENDENT  CERTIFIED  PUBLIC  ACCOUNTANTS

We hereby consent to the inclusion in a Registration Statement on Form SB2 of our report dated April 26, 2003 accompanying the audited balance sheet of Rubincon Ventures, Inc. at January 31, 2003 and the related statements of operations, shareholders' equity, and cash flows for the years ended January 31, 2003 and 2002 and to be named as an expert.



March  8,  2004




                                        /S/  "SELLERS  AND  ANDERSEN  LLC"